UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-38068 (Commission File Number)	47-2569713 (IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada (Address of principal executive offices)		V6H 3V9 (Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 5, 2019, Zymeworks Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) under which it may offer and sell its common shares having aggregate sales proceeds of up to US$75.0 million from time to time through Jefferies as its sales agent. Sales of common shares through Jefferies, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including without limitation sales made directly on the New York Stock Exchange or any other existing trading market for the common shares. The Company will pay Jefferies a commission of up to 3% of the gross sales proceeds of any common shares sold through Jefferies under the Sales Agreement. The Company has also provided Jefferies with customary indemnification and contribution rights.

In accordance with the Sales Agreement, Jefferies will use commercially reasonable efforts to sell the Company’s common shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company is not obligated to make any sales of common shares under the Sales Agreement. The offering of the common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common shares subject to the Sales Agreement, or (ii) termination of the Sales Agreement in accordance with its terms.

The common shares are being offered and sold pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3ASR (No. 333-234517), including the prospectus, dated November 5, 2019, and the prospectus supplement, dated November 5, 2019.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Sales Agreement is also incorporated by reference into the Registration Statement.

A copy of the opinion of Blake, Cassels & Graydon LLP relating to the legality of the common shares issuable under the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

ITEM 8.01	OTHER EVENTS.

On November 5, 2019, the Company issued a press release regarding the filing of the Registration Statement and the matters described in Item 1.01 above. On November 5, 2019, this press release was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Additionally, on November 5, 2019, the Company filed a material change report regarding these matters with the Canadian securities regulatory authorities on SEDAR at www.sedar.com. Copies of this press release and material change report are respectively filed as Exhibits 99.1 and 99.2 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

In reviewing the agreement included as an exhibit to this report, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The agreement contains representations and warranties made by the Company. These representations and warranties have been made solely for the benefit of the other party to the agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated November 5, 2019, between Zymeworks Inc. and Jefferies LLC.

5.1	Legal Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).

99.1	Press Release dated November 5, 2019.

99.2	Material Change Report dated November 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: November 6, 2019	By:	/s/ Neil Klompas
	Name:	Neil Klompas
	Title:	Executive Vice President, Business Operations and Chief Financial Officer